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                                                                 EXHIBIT 23

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Brightpoint, Inc. of our report dated January 26, 1999, included in the 1998 Annual Report to Stockholders of Brightpoint, Inc.

Our audit also included the financial statement schedule of Brightpoint, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-90986, 333-3535, and 333-36823) pertaining to the Brightpoint, Inc. 1994 Stock Option Plan and Nonemployee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-36829) pertaining to the Brightpoint, Inc. 1996 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-2242) pertaining to the Brightpoint, Inc. 401(k) Plan, in the Registration Statement (Form S-3 No. 33-91112) pertaining to certain options and warrants of Brightpoint, Inc., in the Registration Statement (Form S-3 No. 333-3569) pertaining to certain warrants of Brightpoint, Inc., and in the Registration Statements (Form S-3 No. 333-15663, 333-29533,333-07892,
333-37587, 333-55945 and 333-58863) pertaining to certain common stock of Brightpoint, Inc. of our report dated January 26, 1999 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Brightpoint, Inc.

                                            /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
March 29, 1999